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Rise Gold Announces Results from Annual General Meeting

November 20, 2024 - Grass Valley, California - Rise Gold Corp. (CSE: RISE, OTCQX: RYES) (the "Company") announces that all proposed resolutions were passed at the Company's annual general meeting of shareholders held today's date. Joseph E. Mullin III, Thomas I. Vehrs, Lawrence W. Lepard, Daniel Oliver Jr. and Clynton R. Nauman were all elected as directors of the Company for the coming year and Davidson & Company LLP were re-appointed as auditors of the Company for the ensuing year. Shareholders also approved: (i) the continuation of the Company's stock option plan; (ii) approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement pursuant to the executive compensation disclosure rules of the United States Securities and Exchange Commission (the "SEC"); and (iii) approved, on a non-binding advisory basis, seeking stockholder advisory votes on executive compensation on an annual basis.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company incorporated in Nevada, USA. The Company's principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA.

On behalf of the Board of Directors:

Joseph Mullin

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

345 Crown Point Circle, Suite 600

Grass Valley, California, USA 95945

T: 530.433.0188

info@risegoldcorp.com

www.risegoldcorp.com

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